                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant To Section 14(A) Of
                       The Securities Exchange Act Of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant: / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         GUNTHER INTERNATIONAL, LTD
                (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(l)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------
     5) Total fee paid:

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/ / Fee paid previously by written preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                                ------------------------------------------
     2) Form Schedule or Registration Statement No.
                                                   -----------------------
     3) Filing Party:
                      ----------------------------------------------------
     4) Date Filed:
                    ------------------------------------------------------

                          GUNTHER INTERNATIONAL, LTD.

                               ONE WINNENDEN ROAD
                           NORWICH, CONNECTICUT 06360

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD SEPTEMBER 7, 2000

                            ------------------------

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of Gunther International, Ltd. will be held at Loew's New York Hotel, 569 Lexington Ave., New York, New York, on Thursday, September 7, 2000 at 10:30 a.m., local time, for the following purposes:

     (1) To elect a Board of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified; and

     (2) To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on July 17, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's principal executive offices located at One Winnenden Road, Norwich, Connecticut 06360. All stockholders are invited to attend the Annual Meeting in person.

                                          By order of the Board of Directors,

                                          Michael M. Vehlies
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

July 31, 2000
Norwich, Connecticut

                            YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

                          GUNTHER INTERNATIONAL, LTD.
                               ONE WINNENDEN ROAD
                           NORWICH, CONNECTICUT 06360

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Gunther International, Ltd., a Delaware corporation (the "Company"), of proxies for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Loew's New York Hotel, 569 Lexington Ave., New York, New York, on Thursday, September 7, 2000 at 10:30 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about July 31, 2000.

                                    GENERAL

     Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), issued and outstanding at the close of business on July 17, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 4,291,769 shares of Common Stock were issued and outstanding. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

     The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     Assuming the presence of a quorum, the individuals nominated for election to the Board of Directors, as described in Item 1 below, will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, will be elected. Any other matters presented for consideration at the Annual Meeting each must be approved by the affirmative vote of a majority of the shares present, either in person or by properly executed proxy, and entitled to vote thereon, unless a higher vote is required under the applicable provisions of the Company's Restated Certificate of Incorporation, its bylaws, the laws of the State of Delaware, under whose laws the Company is incorporated, or other applicable law.

     For purposes of determining the number of affirmative votes cast with respect to a particular matter, only those votes cast "FOR" the matter are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will be counted separately (as neither a vote for nor a vote against) in the tabulation of the votes cast on proposals presented to stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting with respect to any of the proposals described in the proxy statement.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote FOR the slate of nominees proposed by the Board of Directors, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute the revocation of a previously granted proxy.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Board of Directors' nominees are the seven individuals named below. It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all persons nominated for election by the holders of shares of Common Stock. Although the Board of Directors does not anticipate that such nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

     As discussed in more detail below, the Company consummated a $5.7 million comprehensive financing transaction on October 2, 1998. See "Certain Relationships and Related Transactions." In connection with this financing transaction, the Company and certain stockholders entered into a separate voting agreement (the "Voting Agreement"), pursuant to which the stockholders agreed to vote all shares of Common Stock held by them in favor of one or more persons nominated by the parties to the Voting Agreement. The parties to the Voting Agreement have advised the Company that they intend to vote all shares of Common Stock held by them in favor of (i) Messrs. Perkins, Spiegel, Snelling and Steinberg, who are the nominees of Gunther Partners, LLC, (ii) Mr. Newman, who is the nominee of Park Investment Partners, Inc., and (iii) Mr. Kirkpatrick, who is the nominee of the Estate of Harold S. Geneen. Mr. Hickman is an independent director, who is not the nominee or representative of any party to the Voting Agreement. As of June 30, 2000, the Company believes that the original parties to the Voting Agreement, together with any subsequent transferees (who are also subject to the Voting Agreement), held approximately 2,255,704 shares or Common Stock, or approximately 52.6% of the issued and outstanding shares of Common Stock (excluding any shares of Common Stock issuable upon the exercise of outstanding options, warrants or other similar rights).

     The following table sets forth certain information with respect to all nominees for election as directors of the Company, including those persons who currently serve in such capacity:

                                                                                       DIRECTOR
NAME                            AGE                PRINCIPAL OCCUPATION                 SINCE
----                            ---                --------------------                --------
J. Kenneth Hickman............  72     Independent Business and Financial                1994
                                       Consultant
Steven S. Kirkpatrick.........  45     Vice President, United States Trust Company       1999
                                       of New York
Gerald H. Newman..............  59     Private Investor                                  1993
Marc I. Perkins...............  55     President and Chief Executive Officer of the      1998
                                         Company
Robert Spiegel................  64     Private Investor                                  1998
George A. Snelling............  71     Independent Business Consultant                   1999
Thomas M. Steinberg...........  44     President, Tisch Family Interests                 1998

     J. KENNETH HICKMAN. Mr. Hickman has been an independent business and financial consultant since January 1991. For twenty-seven years prior to that, he was a partner of Arthur Andersen LLP and its predecessors, with various responsibilities including managing partner of the firm's New Jersey office and director of its international business practice program. He is a trustee of Fordham University and has served as a director and officer of a number of not-for-profit organizations, primarily those concerned with international trade and foreign affairs. He is a certified public accountant.

     STEVEN S. KIRKPATRICK. Mr. Kirkpatrick is a Vice President of the United States Trust Company of New York, where he is the manager of the Real Estate, Closely Held Business and Oil & Gas Departments. He joined the United States Trust Company of New York in 1986. Prior to that, he was a financial analyst for

Schupak & Company, a merchant banking firm specializing in private placements of debt and equity securities for the leisure and hospitality industries. Mr. Kirkpatrick is a member of the American Society of Appraisers in the discipline of Business Valuation.

     GERALD H. NEWMAN. Mr. Newman has been a private investor and consultant to various high technology companies since 1971. Following the death of Harold S. Geneen in November of 1997, he served as Chairman of the Board of Directors of the Company until Mr. Steinberg was elected to that position on October 2, 1998.

     MARC I. PERKINS. Mr. Perkins has been the Chief Executive Officer of the Company since October 2, 1998 and has been the President of the Company since April 12, 1999. He was Vice Chairman of the Company from October 2, 1998 until April 12, 1999. Since 1995, he has also served as a registered principal of PMK Securities and Research, Inc., a securities broker-dealer and a member of the National Association of Securities Dealers Inc. He served as the Chairman and Chief Executive Officer of Perkins Capital Advisers, Inc., a registered investment adviser, from 1992 to 1998, and the President of Crown Financial Associates, Inc., a securities broker-dealer, from 1992 to 1995. From 1987-1992, he was a Vice President and shareholder of Private Capital Management, Inc., a registered investment adviser. He also serves as a director of HealthPlan Services, Inc., a third-party administrator of health care plans, the shares of which are listed on the New York Stock Exchange.

     ROBERT SPIEGEL. Mr. Spiegel has been a private investor since May 1995. Prior to that, he was the Chairman and President of RJR Drug Distributors, a retail drug store chain, from May 1985 to May 1995. He also serves as a director of Hoenig Group, Inc., a NASDAQ-listed company whose subsidiaries engage in asset management and brokerage activities.

     GEORGE A. SNELLING. Mr. Snelling has been an independent business consultant since 1991. Prior to that, he served as the Executive Vice President-Corporate Development of SunTrust Banks, Inc., a bank holding company, from 1980 to 1991. From 1976 through 1980, he served as the Chief Operating Officer of Gulfstream Banks and Florida National Banks. From 1966 through 1976, he served as the Chief Financial Officer of Barnett Banks, Inc. and, from 1956 through 1966, he served as a partner of Smoak, Davis, Nixon & Snelling, a certified public accounting firm.

     THOMAS M. STEINBERG. Mr. Steinberg is the President of Tisch Family Interests, a position he has held since 1997. In this capacity, he manages and supervises investments for members of the Laurence A. Tisch and Preston R. Tisch families. From 1991 to 1997, he was the Managing Director of Tisch Family Interests. He is also a director of Catellus Development Corporation, a Delaware corporation engaged in investment activities which is listed on the New York Stock Exchange. Mr. Steinberg has been Chairman of the Board of the Company since October 1998.

DIRECTORS' REMUNERATION; ATTENDANCE

     The Company maintains a policy of reimbursing all directors for any reasonable travel expenses incurred in connection with their attendance at meetings.

     The Company also maintains the Gunther International, Ltd. Directors' Equity Plan (the "Director's Equity Plan"), pursuant to which each participating director receives shares of Common Stock of the Company as compensation for each quarter in which the director serves on the Board. The number of shares issued for each quarter has a value equal to $2,500, calculated based on the fair market value of the Company's Common Stock at the end of such quarter. All non-employee directors are eligible to participate in the Directors' Equity Plan. An eligible director may make an irrevocable election not to participate in the Directors' Equity Plan in any year and instead receive quarterly cash retainers (currently set at $1,250). The aggregate number of shares of Common Stock available for awards under the Directors' Equity Plan is 100,000, subject to specified adjustments in the event of changes in the number of outstanding shares of Common Stock.

     As of the date of this Proxy Statement, Mr. Kirkpatrick has elected not to participate in the Directors' Equity Plan, and he has also waived his right to receive the quarterly cash retainer.

     The Board of Directors met five times during the fiscal year ended March 31, 2000 and acted by the unanimous written consent of its members on one occasion. No director attended fewer than 75% of the total number of meetings of the Board and the Committees on which such director served.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors are the Executive Committee, the Executive Compensation/Stock Option Committee and the Audit Committee.

     During fiscal 2000, the Executive Committee consisted of Messrs. Perkins, Spiegel and Steinberg. Mr. Steinberg served as Chairman of the Executive Committee. The Executive Committee is vested with all powers and authorities of the full Board of Directors, except to the extent that the Delaware General Corporation Law prohibits such powers and authorities from being delegated to, or exercised by, a committee of the full Board. The Executive Committee is authorized to act for the full Board in the management of the business and affairs of the Company. The Executive Committee did not conduct any meetings during the fiscal year ended March 31, 2000.

     During fiscal 2000, the Executive Compensation/Stock Option Committee consisted of Messrs. Kirkpatrick, Newman, Spiegel and Steinberg. Mr. Spiegel served as Chairman of the Executive Compensation/Stock Option Committee. The function of the Executive Compensation/Stock Option Committee is to review the performance of and to fix and determine the compensation of all officers of the Company and all other employees of the Company whose annual salary level is $100,000 or more or who might be reasonably anticipated to receive compensation from the Company at an annual rate of $100,000 or more. During the fiscal year ended March 31, 2000, the Executive Compensation/Stock Option Committee met two times and acted by the unanimous written consent of its members on one occasion.

     During fiscal 2000, the Audit Committee consisted of Messrs. Snelling, Hickman, Kirkpatrick, and Steinberg. Mr. Snelling served as Chairman of the Audit Committee. The function of the Audit Committee is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related-party transactions and any potential conflict-of-interest situations involving officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company. During the fiscal year ended March 31, 2000, the Audit Committee met six times. On July 17, 2000, the Board of Directors adopted a formal, written charter for the Audit Committee. See "Report of the Audit Committee Addressing Specific Matters" below regarding the adoption of the formal, written charter and the functions the Audit Committee performed in connection with the Company's audited financial statements.

           REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

     On July 17, 2000, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. A copy of the charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is an "independent director" for purposes of NASD Marketplace Rule 4200(a)(14).

     In connection with the preparation and filing of the Company's audited financial statements for the fiscal year ended March 31, 2000 (the "audited financial statements"), the Audit Committee performed the following functions:

     - The Audit Committee reviewed and discussed the audited financial statements with senior management and Ernst & Young LLP, the Company's independent auditors.

     - The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     - The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and discussed with Ernst & Young LLP its independence from the Company.

     Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, for filing with the U.S. Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          George A. Snelling, Chairman
                                          J. Kenneth Hickman
                                          Steven S. Kirkpatrick
                                          Thomas M. Steinberg

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                                        AGE            POSITIONS WITH THE COMPANY
----                                        ---            --------------------------
Marc I. Perkins...........................  55     President and Chief Executive Officer
Michael M. Vehlies........................  39     Senior Vice President, Chief Financial
                                                   Officer,   Treasurer and Secretary
A. Evan Haag..............................  51     Senior Vice President, Operations
Per J. Hellsund...........................  36     Vice President -- Operations
Daniel J. Chevalier.......................  44     Vice President -- Sales and Marketing

     For the biography of Mr. Perkins, see the previous section entitled "Election of Directors."

     MICHAEL M. VEHLIES. Mr. Vehlies has held the positions of Senior Vice President, Chief Financial Officer, Treasurer and Secretary since he rejoined the Company in October 1998. Prior to that, he was the Controller of SS&C Technologies, Inc., a computer software company, from June 1995 to October 1998. He was the Controller of Digital Graphix, Inc. from February 1995 to June 1995. He was previously a Vice President and the Chief Financial Officer of the Company from September 1992 to February 1995. He is a Certified Public Accountant and was employed by Arthur Andersen & Co. from 1988 to 1992.

     A. EVAN HAAG. Mr. Haag has held the position of Senior Vice President of Operations since he joined the Company in February 2000. Prior to that, he was Director, Strategic Supply Management of Moore Corporation (formerly Moore Business Forms) from October 1998 to February 2000 and Operations Manager of Moore Corporation's Systems Fabrication Research Venture from May 1996 to September 1998. From 1989 to 1995, he was Operations Vice President for Metscan, Incorporated, a manufacturer of remote data acquisition equipment for the natural gas industry.

     PER J. HELLSUND.  Mr. Hellsund has held the position of Vice
President -- Operations of the Company since September 1999. Prior to that, he had been the Director of Engineering of the Company from 1993 to 1999.

     DANIEL J. CHEVALIER. Mr. Chevalier has held the position of Vice President -- Sales and Marketing of the Company since October 1998. Prior to that, he had been the Director of Sales since he joined the Company in March 1997. From 1996 to 1997, he had been the Sales Manager for Cathedral Corporation, a service bureau company. From 1991 to 1996, he was founder and President of Electronic Output Strategies, Inc., a reseller of refurbished printers.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities to the Company or subsidiaries of the Company for the periods indicated of (i) each person who served as the chief executive officer of the Company during the fiscal year ended March 31, 2000, and (ii) the other most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended March 31, 2000 exceeded $100,000, for services in all capacities to the Company during such fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                               -----------------------
                                   ANNUAL COMPENSATION(1)       RESTRICTED    OPTIONS/    ALL OTHER
                                 ---------------------------      STOCK         SARS     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)    AWARDS($)       (#)          ($)
---------------------------      ----   ---------   --------   ------------   --------   ------------
Marc I. Perkins................  2000   $167,000       0            0          30,000         0
  President and Chief            1999   $ 72,000       0            0         150,000         0
  Executive Officer(2)
Michael M. Vehlies.............  2000   $105,962       0            0               0         0
  Senior Vice President,         1999   $ 39,231       0            0          35,000         0
  Chief Financial Officer,
  Treasurer and Secretary(2)
Daniel J. Chevalier............  2000   $122,025       0            0               0         0
  Vice President --              1999   $130,223       0            0           7,500         0
  Sales and Marketing            1998   $115,000       0            0          20,000         0

---------------
(1) Perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for each of the Named Executive Officers.

(2) Mr. Perkins and Mr. Vehlies joined the Company in October 1998.

     Option Exercises and Fiscal Year-End Values. The following tables set forth certain information with respect to (i) option exercises in fiscal year 2000 and unexercised options to purchase the Company's Common Stock and (ii) options to purchase Common Stock granted in fiscal year 2000 to the individuals listed.

    AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES               IN-THE-MONEY
                                                           UNDERLYING UNEXERCISED              OPTIONS/SARS
                              SHARES                      OPTIONS/SAR AT FY-END(#)            AT FY-END($)(1)
                            ACQUIRED ON      VALUE      -----------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------     -------------   -----------   -------------
Marc I. Perkins...........       0             0          150,000          30,000         150,000             0
Michael M. Vehlies........       0             0           11,667          23,333          11,667        23,333
Daniel J. Chevalier.......       0             0           21,500           6,000             938         3,750

---------------
(1) Represents the difference between the fair market value of the Common Stock on March 31, 2000 and the exercise price.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               NUMBER OF          % OF TOTAL
                               SECURITIES        OPTIONS/SARS
                               UNDERLYING         GRANTED TO
                              OPTIONS/SARS       EMPLOYEES IN        EXERCISE OR BASE
NAME                           GRANTED(#)         FISCAL YEAR         PRICE($/SH)(1)     EXPIRATION DATE(2)
----                          ------------    -------------------    ----------------    -------------------
Marc I. Perkins.............     30,000               67%                  3.00              10/03/2004

---------------
(1) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2) The options granted have a term of 5 years, subject to earlier termination in certain events related to termination of employment.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Perkins. The agreement provides for him to be employed as the Chief Executive Officer of the Company at a base salary of $172,000 per annum. The employment agreement may be terminated by either party, with or without cause, on ninety days' prior written notice. The employment agreement may be terminated immediately by the Company for "cause" and by Mr. Perkins for "good reason," as those terms are defined in the employment agreement. In the event that the employment agreement is terminated by the Company for "cause," Mr. Perkins will not be entitled to any additional compensation. In the event that the employment agreement is terminated by Mr. Perkins for "good reason," the Company generally must pay Mr. Perkins his base salary for the remainder of the calendar month during which the termination is effective and for six consecutive calendar months thereafter.

     The Company has also entered into an employment agreement with Mr. Vehlies, which is substantially identical to the employment agreement entered into between the Company and Mr. Perkins, except that Mr. Vehlies' employment agreement provides that Mr. Vehlies will be employed as a Senior Vice President and the Chief Financial Officer of the Company at an initial base salary of $100,000 (which was subsequently increased to $110,000 on October 29, 1999).

STOCK OPTION PLAN

     In December 1993, the Company adopted the Gunther International, Ltd. 1993 Stock Option Plan (the "Stock Option Plan"), which authorizes the Executive Compensation/Stock Option Committee of the Board of Directors to grant to key employees and directors of the Company and subsidiaries of the Company incentive or non-qualified stock options. The Stock Option Plan also authorized the grant of non-qualified stock options to certain then-current key employees of the Company who were designated as "founders" of the Company. These options expired unexercised in December 1999. Currently, options to purchase up to 310,000 shares of Common Stock may be granted under the Stock Option Plan. The Executive Compensation/Stock Option Committee determines the prices and terms at which options may be granted. Options may be exercisable in installments over the option period, but no options may be exercised before six months or after ten years from the date of grant.

     The purpose of the Stock Option Plan is to encourage stock ownership by persons instrumental to the success of the Company, in order to give them a greater personal interest in the Company's business. The exercise price of any incentive stock option granted to an eligible employee may not be less than 100% of the fair market value of the shares underlying such option on the date of grant, unless such employee owns more than 10% of the outstanding Common Stock or stock of any subsidiary or parent of the Company, in which case the exercise price of any incentive stock option may not be less than 110% of such fair market value. No option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the Common Stock or stock of any subsidiary or parent of the Company, no more than five years from its date of grant. Payment for shares purchased upon exercise of any option may be in cash or in shares of the Company's Common Stock. Options are not transferable, except upon the death of the optionee. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately expire, and any options that are exercisable expire 30 days following termination of employment, if such termination is not the result of death or retirement, and one year following such termination if such termination was because of death or retirement under the provisions of any retirement plan that may be established by the Company, or with the consent of the Company. As of March 31, 2000, options covering an aggregate of 160,000 shares of Common Stock were outstanding under the Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that during the fiscal year ended March 31, 2000, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 2, 1998, the Company entered into a $5.7 million comprehensive financing transaction with the Bank of Boston Connecticut, N.A. (the "Bank"), the Estate of Harold S. Geneen (the "Estate") and Gunther Partners, LLC ("Gunther Partners"), the proceeds of which were utilized to restructure and replace the Company's then-existing revolving credit facility with the Bank (the "Revolving Credit Facility"), fund a full settlement with the Company's then-existing third-party service provider and provide additional working capital to fund the Company's ongoing business operations. At the time of his death on November 21, 1997, Mr. Geneen was Chairman of the Board of Directors and a significant stockholder of the Company. Gunther Partners is a Delaware limited liability company, the members of which include Robert Spiegel, Thomas
M. Steinberg and a partnership controlled by certain members of the Tisch family. See "Item 1 -- Election of Directors" and "Stock Ownership of Certain Beneficial Owners and Management."

     Under the terms of the transaction, Gunther Partners loaned the Company an aggregate of $4.0 million. At the same time, the Bank reached an agreement with the Estate, pursuant to which the Estate consented to the liquidation of approximately $1.7 million of collateral which had been pledged by Mr. Geneen to secure the Company's obligations under the Revolving Credit Facility and the application of the proceeds of such collateral to satisfy and repay in full a like amount of indebtedness outstanding under the Revolving Credit Facility. The balance of the indebtedness outstanding under the Revolving Credit Facility, approximately $350,000, was repaid in full from the proceeds of the new financing. The Company executed a new promissory note in favor of the Estate evidencing the Company's obligation to repay the amount of collateral that was liquidated by the Bank. The Company's obligations to the Estate are subordinate to the Company's obligations to Gunther Partners.

     The $4 million term note (the "Term Note") issued to Gunther Partners originally provided that the principal was to be repaid commencing as of November 1, 1998 through the payment of (i) eleven monthly installments of $100,000 from November 1, 1998 and continuing to and including September 1, 1999, (ii) a single installment of $400,000 due on October 1, 1999, and (iii) a single installment of $2,500,000 due on October 1, 2003. Interest was to be paid quarterly, at the rate of 8% per annum, beginning January 1, 1999 and was to continue until all principal and interest was paid in full. In September 1999, the Company and Gunther Partners agreed to modify the repayment provisions of the Term Note in light of the Company's then-current and projected cash flows.

     To induce Gunther Partners to enter into the financing transaction, the Company granted Gunther Partners a stock purchase warrant entitling Gunther Partners, at any time during the period commencing on January 1, 1999 and ending on the fifth anniversary of the transaction, to purchase up to 35% of the pro forma, fully diluted number of shares of the Common Stock of the Company, determined as of the date of exercise.

The exercise price of the warrant is $1.50 per share. On or about November 17, 1998, Gunther Partners distributed all of its rights under the warrant to its members in proportion to their ownership interests in Gunther Partners. Thus, the warrants are now held by the members of Gunther Partners (and their transferees) in proportion to their ownership interests in Gunther Partners. As of June 30, 2000, the Company believes the warrants are exercisable for an aggregate of 2,567,619 shares of Common Stock.

     In addition, the Company, Gunther Partners, the Estate and certain shareholders (Park Investment Partners, Gerald H. Newman, Four Partners and Robert Spiegel) entered into a Voting Agreement, pursuant to which they agreed to vote all shares of Common Stock held by them in favor of (i) that number of persons nominated by Gunther Partners constituting a majority of the Board of Directors, (ii) one person nominated by the Estate and (iii) one person nominated by Park Investment Partners. As of June 30, 2000, the Company believes that the original parties to the Voting Agreement, together with any subsequent transferees (who are also subject to the Voting Agreement), hold an aggregate of approximately 2,255,704 shares, or approximately 52.6% of the outstanding shares, of Common Stock (excluding any shares of Common Stock issuable upon the exercise of options, warrants or other similar rights).

     The promissory note in favor of the Estate for approximately $1.7 million is to be repaid at the earlier of one year after the Company's obligations to Gunther Partners are paid in full or on October 2, 2004. Interest, at 5.44% per annum, shall accrue on principal and unpaid interest, which is added to the outstanding balance and is due at the time of principal payments. The indebtedness is secured by a second priority interest in all tangible and intangible personal property of the Company (excluding patents and trademarks) and a third priority interest in patents and trademarks. Another entity, Connecticut Innovations, Inc. ("CII"), has a first priority security interest in certain specified patents and trademarks of the Company dating back to an earlier financing transaction. The security interests of both Gunther Partners and the Estate in the Company's patents and trademarks are subordinate to the security interest of CII in this specified collateral. The security interest of the Estate is subordinate to all rights of Gunther Partners.

     Through June 30, 1999, the Company had made principal payments under the Term Note aggregating $800,000 and had paid all interest when it was due and payable (taking into account any applicable grace periods). In September 1999, the Company and Gunther Partners agreed to modify the Term Note to defer payment of the $700,000 in principal otherwise due and payable from July 1999 through October 1999 and to relend the Company the $800,000 in principal that was previously repaid, thereby restoring the aggregate principal amount of the Term Note to the original principal amount of $4.0 million. As amended, the $4 million principal amount of the Term Note is to be repaid in nine payments as follows: (a) $200,000 shall be paid on the first day of each calendar month commencing as of October 1, 2001 and continuing through April 1, 2002; (b) $100,000 shall be paid on May 1, 2002; and (c) the balance of $2,500,000 shall be paid on October 1, 2003. If, at any time prior to October 1, 2001, the accumulated deficit of the Company, determined in accordance with generally accepted accounting principles, improves by $1.0 million or more above the Company's accumulated deficit at June 30, 1999 (a "Triggering Event"), then the principal payments due on October 1, 2001 through May 1, 2002 shall be accelerated and become due in consecutive monthly installments beginning on the first day of the second month following the Triggering Event.

     On December 16, 1999, the Company borrowed an additional $200,000 from Robert Spiegel, a director of the Company and a member of Gunther Partners, to alleviate a short-term cash-flow deficiency which the Company was experiencing. The loan was unsecured and earned interest at the rate of 8% per annum. All principal and accrued interest was repaid prior to December 31, 1999.

     On April 21, 2000, the Company borrowed an additional $150,000 from Mr. Spiegel to alleviate a subsequent cash-flow deficiency. This amount, together with interest at the rate of 8% per annum, was repaid in full on April 28, 2000.

     On April 4, 2000, the Company borrowed an additional $500,000 from Gunther Partners on an unsecured basis. The promissory note evidencing this indebtedness originally provided that the note was to be due and payable, together with interest at the rate of 8% per annum, on demand at any time after May 4, 2000. Subsequent to the execution and delivery of the original promissory note, however, Gunther Partners delivered a letter to the Company evidencing its agreement, in the event that the Company is unable to meet the payment obligation upon demand, to extend the payment date until such time as the Company's cash flows will permit payment, but no later than April 1, 2001. In addition, Gunther Partners has agreed to lend the Company an additional $500,000 in the event the Company's cash flows, in the opinion of management and Gunther Partners, require such additional amount. The terms and conditions of any additional funding will be similar to the terms and conditions of the existing debt agreements between the parties. This commitment for additional funding expires on April 1, 2001.

     Prior to his death, Mr. Geneen loaned the Company $150,000 for working capital purposes. The loan is an unsecured demand loan. As of the date of this Proxy Statement, no portion of the loan has been repaid.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of June 30, 2000, with the exception of the persons listed below and the persons listed under "Stock Ownership of Directors and Executive Officers" below, no person was known by the Company to own more than 5% of the outstanding Common Stock.

                                                               NUMBER OF      PERCENT
                                                              SHARES(1)(2)    OF CLASS
                                                              ------------    --------
Gunther Partners, LLC(3)....................................   1,801,916        41.9%
  c/o Thomas J. Tisch
  667 Madison Avenue
  New York, NY 10021
Executors of the Estate of Harold S. Geneen(4)..............   1,613,313        37.6%
  c/o United States Trust Company of New York
  114 West 47th Street
  New York, NY 10036
Four-Fourteen Partners, LLC(5)..............................   2,580,379        40.5%
  c/o Thomas J. Tisch
  667 Madison Avenue
  New York, NY 10021
Park Investment Partners, Inc.(6)...........................   1,387,489        32.3%
  c/o Gerald H. Newman
  17161 Coral Cove Way
  Boca Raton, FL 33496

---------------
(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

(2) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

(3) Based on information set forth in Amendment No. 6 to Schedule 13D, filed on December 10, 1998 ("Amendment No. 6") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Gunther Partners, LLC, Four Partners, Robert Spiegel, the Richard Spiegel 1987 Trust and Thomas M. Steinberg. The shares shown in the table represent the number of shares which the filing persons believed were held by persons other than the filing persons and were covered by the Voting Agreement as of the date of filing (including 105,734 shares of Common Stock issuable upon the exercise of outstanding stock purchase warrants). As noted above, the Company believes that, as of June 30, 2000, the parties to the Voting Agreement, including such filing persons, beneficially owned an aggregate of 2,255,704 shares, or 52.6% of the outstanding shares, of Common Stock. See "Certain Relationships and Related Transactions."

(4) Based on information set forth in Amendment No. 1 to Schedule 13D, filed on January 20, 1999 under the Exchange Act by June H. Geneen, Phil E. Gilbert, Jr., Thomas W. Keesee, Jr. and the United States Trust Company of New York, as co-executors of the Estate of Harold S. Geneen, the former Chairman and a significant stockholder of the Company. The shares shown in the table include 1,387,489 shares of Common Stock held by Park Investment Partners, Inc., a Delaware corporation which is 50% owned by the Estate. The shares shown in the table exclude the shares of Common Stock beneficially owned by other parties to the Voting Agreement. See note 3 above and "Certain Relationships and Related Transactions."

(5) Based on information set forth in Amendment No. 6, updated to reflect the Company's belief that the stock purchase warrants issued in connection with the October 2, 1998 financing transactions described above are currently exercisable for an aggregate of 2,567,619 shares of Common Stock. See "Certain Relationships and Related Transactions." Accordingly, the shares shown in the table include an aggregate of 2,086,190 shares of Common Stock that may be acquired upon the exercise of the stock purchase warrants which have been distributed to Four-Fourteen Partners, LLC. The shares shown in the table exclude the shares of Common Stock beneficially owned by Gunther Partners, LLC and the shares of Common Stock beneficially owned by other parties to the Voting Agreement. See note 3 above and "Certain Relationships and Related Transactions."

(6) Based on information set forth in the Schedule 13D, filed on January 6, 1999 under the Exchange Act by Park Investment Partners, Inc. and Gerald H. Newman. The shares shown in the table exclude the shares of Common Stock beneficially owned by the other parties to the Voting Agreement. See note 3 above and "Certain Relationships and Related Transactions."

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of June 30, 2000 by each director of the Company, each of the Named Executive Officers and the current directors and executive officers of the Company as a group.

                                                                 AMOUNT OF
                                                                BENEFICIAL       PERCENTAGE OF
NAME(1)                                                       OWNERSHIP(2)(3)       SHARES
-------                                                       ---------------    -------------
J. Kenneth Hickman(4).......................................        13,911              *
Steven S. Kirkpatrick(5)....................................             0              *
Gerald H. Newman(6).........................................     1,464,103           34.1%
Marc I. Perkins(7)..........................................       160,000            3.6%
George A. Snelling(8).......................................         8,911              *
Robert Spiegel(9)...........................................       585,244           12.3%
Thomas M. Steinberg(10).....................................        36,007              *
Michael M. Vehlies(7).......................................        11,667              *
Daniel J. Chevalier(7)......................................        21,500              *
All Directors and Executive Officers as a group(11).........     2,303,544           46.3%

---------------
  *  Less than 1%.

 (1) The address of each of the directors and executive officers of the Company is c/o Gunther International, Ltd., One Winnenden Road, Norwich, Connecticut 06360.

 (2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

 (3) Assumes that shares which the named person or group has a contractual right to acquire within 60 days have been acquired and are outstanding.

 (4) Includes 3,911 shares credited to the account of Mr. Hickman under the Directors' Equity Plan.

 (5) Mr. Kirkpatrick is a Vice President of the United States Trust Company of New York, which is the beneficial owner of 1,613,313 shares of Common Stock. See "Stock Ownership of Certain Beneficial Owners."

 (6) Based on information set forth in the Schedule 13D, filed on January 6, 1999 under the Exchange Act by Park Investment Partners, Inc. and Gerald H. Newman. The shares shown in the table include 1,387,489 shares beneficially owned by Park Investment Partners, Inc., a Delaware corporation which is 50% owned by Mr. Newman. See "Stock Ownership of Certain Beneficial Owners." Includes 3,911 shares credited to the account of Mr. Newman under the Directors' Equity Plan. The shares shown in the table exclude the shares of Common Stock beneficially owned by the other parties to the Voting Agreement. See note 3 to the preceding table and "Certain Relationships and Related Transactions."

 (7) Includes the exercisable portion of stock options exercisable within 60 days of June 30, 2000.

 (8) Includes 3,911 shares credited to the account of Mr. Snelling under the Directors' Equity Plan.

 (9) Based on information set forth in Amendment No. 5 to Schedule 13D, filed on October 7, 1998 ("Amendment No. 5") under the Exchange Act by Gunther Partners, LLC, Four Partners, Robert Spiegel, the Richard Spiegel 1987 Trust and Thomas M. Steinberg, updated to reflect the Company's belief that the stock purchase warrants issued in connection with the October 2, 1998 financing transactions described above are currently exercisable for an aggregate of 2,567,619 shares of Common Stock. See "Certain Relationships and Related Transactions." Accordingly, the shares shown as beneficially owned by Mr. Spiegel include 385,143 shares of Common Stock that may be acquired pursuant to the exercise of the stock purchase warrants which have been distributed to Mr. Spiegel. The shares shown in the table also include the following: (i) 40,000 shares of Common Stock held by Mr. Spiegel's wife; (ii) 1,500 shares of Common Stock held in an IRA account maintained for the benefit of Mr. Spiegel's wife; and (iii) 15,000 shares of Common Stock and warrants to purchase 64,190 shares of Common Stock held by a trust of which Mr. Spiegel is a trustee. Mr. Spiegel disclaims beneficial ownership as to each of the shares and warrants described in (i) through
     (iii) in the preceding sentence. The shares shown in the table also include 3,911 shares credited to the account of Mr. Spiegel under the Directors' Equity Plan. The shares shown in the table exclude the shares of Common Stock beneficially owned by Gunther Partners, LLC and the shares of Common Stock beneficially owned by the other parties to the Voting Agreement. See note 3 to the preceding table and "Certain Relationships and Related Transactions."

(10) Based on information set forth in Amendment No. 5, updated to reflect the Company's belief that the stock purchase warrants issued in connection with the October 2, 1998 financing transactions described above are currently exercisable for an aggregate of 2,567,619 shares of Common Stock. Accordingly, the shares shown as beneficially owned by Mr. Steinberg represent the 32,095 shares of Common Stock that may be acquired by him pursuant to the exercise of the stock purchase warrants which have been distributed to him.

(11) Includes an aggregate of 602,105 shares issuable upon the exercise of outstanding options, warrants or other similar rights exercisable within 60 days of June 30, 2000 and excludes any shares of Common Stock beneficially owned by the other parties to the Voting Agreement. If the shares held by other parties to the Voting Agreement are included in the calculation, the directors and executive officers of the Company would be deemed to beneficially own an aggregate of 3,023,557 shares, or approximately 60.7% of the outstanding shares, of Common Stock.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     On November 15, 1999, the Company dismissed Arthur Andersen LLP as the Company's independent public accountants. Prior to November 15, 1999, Arthur Andersen LLP had served as the Company's independent public accountants for nine years. The reports of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. The Audit Committee of the Board of Directors approved the decision to change the independent accountants of the Company. In connection with its audits for the two most recent fiscal years, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

     The Company previously requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements contained above. A copy of that letter, dated November 15, 1999, indicating that Arthur Andersen LLP is in agreement with such statements, was previously filed as Exhibit 16.1 to the Company's Form 8-K filed on November 15, 1999.

     The Company engaged Ernst & Young LLP as its new independent accountants as of November 15, 1999. Ernst & Young LLP issued its report dated June 19, 2000 regarding the Company's financial statements for the fiscal year ended March 31, 2000. During the two most recent fiscal years, the Company has not consulted with Ernst & Young LLP, regarding either (i) the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

     Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended March 31, 2001. The Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as such representatives may desire.

                                    ITEM 2.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     The Company currently expects to convene the 2001 Annual Meeting of Stockholders during August or September of 2001 (the "2001 Annual Meeting"), after the announcement of the financial results for the fiscal year ended March 31, 2001. Any proposal of a stockholder intended to be presented at the 2001 Annual Meeting must be received by the Secretary of the Company, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to the 2001 Annual Meeting, on or before April 13, 2001.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2000, FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S OFFICES, ONE WINNENDEN ROAD, NORWICH, CONNECTICUT 06360; ATTENTION: MICHAEL M. VEHLIES.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By order of the Board of Directors,

                                          Michael M. Vehlies
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

July 31, 2000
Norwich, Connecticut

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                       OF
                          GUNTHER INTERNATIONAL, LTD.

ORGANIZATION

     This charter (the "Charter") governs the operations of the audit committee of the board of directors (the "Board") of Gunther International, Ltd. (the "Company"). The audit committee (the "Committee") shall be comprised of not less than three members of the Board (including a chairman) each of whom shall be independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship which may, in the opinion of the Board, interfere with the exercise of their independent judgment in carrying out the responsibilities of a director and they otherwise qualify as "independent directors" within the meaning of NASD Marketplace Rule 4200(a)(14). The members of the Committee and its Chairman shall be elected by and serve at the discretion of the Board. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise.

     The operation of the Committee shall be subject to the provisions of the Company's by-laws, as in effect from time to time. The Committee shall hold meetings as the Chairman or Committee deems appropriate or at the request of the Company's independent auditors. The Chairman of the Committee shall arrange with the Corporate Secretary's office for the completion of an official set of minutes of each Committee meeting. The official minutes shall be approved by the Committee members, and shall be given to the Corporate Secretary for filing with the Corporate Records. The Chairman shall report to the Board from time to time and as requested by the Board.

STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Committee shall maintain free and open communication among the Committee, the independent auditors and management of the Company. In assisting the Board in its oversight role, the Committee shall have full access to all books, records, facilities, and personnel of the Company and shall have the authority to retain special legal, accounting or other consultants.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process and monitor the integrity of the financial statements of the Company on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to demonstrate the Company's commitment to quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee and the Board, as stockholders' representatives, shall have the ultimate authority and responsibility to select and evaluate the performance of the independent auditors. If so determined by the Committee, the Committee may recommend that the Board replace the independent auditors.

     - The Committee shall discuss with the independent auditors the overall scope of, and plans for, their audits. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance matters. Further, the Committee shall meet separately with the independent auditors, with and without management present as the Committee shall determine, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-QSB. Also, prior to the filing of the Form 10-QSB the Committee shall discuss with the independent auditors the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. If so determined by the Committee, the Committee shall recommend that the Board take appropriate action to ensure the independence of the auditors.

     - The Committee shall review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-KSB (or the annual report to stockholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under Statement on Auditing Standards 61 ("SAS 61") and generally accepted auditing standards. Based upon the reviews and discussions referred to in this paragraph and the preceding paragraph, the Committee shall determine whether to recommend to the Board of Directors that the audited financial statements of the Company for the last fiscal year be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

     - The Committee shall review related-party transactions and any potential conflict-of-interests situations involving officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company.

     - The Committee shall review and reassess the adequacy of this Charter at least annually and submit the Charter (and any recommended amendments thereto) to the Board for its approval.

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles, as that is the responsibility of the Company's management and/or the independent auditors.

                          GUNTHER INTERNATIONAL, LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned holder of shares of common stock, par value $.001 per share ("Common Stock"), of GUNTHER INTERNATIONAL, LTD., a Delaware corporation (hereinafter referred to as the "Company"), does hereby constitute and appoint MARC I. PERKINS and MICHAEL M. VEHLIES, or either of them, as proxies, with full power to act without the other and with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 7, 2000, at 10:30 a.m., local time, at Loew's New York Hotel, 569 Lexington Avenue, New York, N.Y., and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement, dated July 31, 2000, and instructs its attorneys and proxies to vote as set forth on this Proxy.


                         (To be Signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                          GUNTHER INTERNATIONAL, LTD.


                               September 7, 2000





             |  Please Detach and Mail in the Envelope Provided  |



 /X/   Please mark your
       votes as in this
       example


                     FOR   WITHHELD
     1. ELECTION     / /    / /      Nominees: J. Kenneth Hickman
        OF                                     Steven S. Kirkpatrick
        DIRECTORS                              Gerald M. Newman
                                               Marc I. Perkins
     For, except vote                          Robert Spiegel
     withheld from the                         George A. Snelling
     following nominee(s)                      Thomas M. Steinberg

________________________________________________________________________________

     2. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.


The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND THE PROXIES ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AND WHICH MAY PROPERLY COME BEFORE
THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY
CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.








SIGNATURE(S) ______________________________________  DATE ____________________

     IMPORTANT:   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, etc. indicate title. If the signer is a corporation, sign in corporate name by a duly authorized officer.